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                                                                      EXHIBIT 21


                 Boston Scientific Corporation and Subsidiaries
                               Dated March 9, 2001

NAME OF COMPANY                                         JURISDICTION OR INCORPORATION
- ---------------                                         -----------------------------
AMS Medinvent S.A.                                      Switzerland
BSC FSC, Inc.                                           Barbados
BSC Finance Corporation                                 Indiana
BSC Finance Trust                                       Massachusetts
BSC International Corporation                           Massachusetts
BSC International Holding Limited                       Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.  People's Republic of China
BSC Medical (Shanghai) Consulting Co. Ltd.              People's Republic of China
BSC Securities Corporation                              Massachusetts
Boston Scientific (Malaysia) Sdn. Bhd.                  Malaysia
Boston Scientific (South Africa) (Proprietary) Limited  South Africa
Boston Scientific (Thailand) Ltd.                       Thailand
Boston Scientific (Zurich) GmbH                         Switzerland
Boston Scientific AG                                    Switzerland
Boston Scientific Argentina S.A.                        Argentina
Boston Scientific Asia Pacific Pte. Ltd.                Singapore
Boston Scientific B.V.                                  The Netherlands
Boston Scientific Benelux B.V.                          The Netherlands
Boston Scientific Benelux SA                            Belgium
Boston Scientific Ceska Repulika, s.r.o.                Czech Republic
Boston Scientific Columbia Limitada                     Columbia
Boston Scientific Cork Limited                          Ireland
Boston Scientific Corporation Northwest Technology      Washington
Center, Inc.
Boston Scientific Eastern Europe B.V.                   The Netherlands
Boston Scientific Europe S.P.R.L.                       Belgium
Boston Scientific FSC Corporation                       Barbados
Boston Scientific Far East B.V.                         The Netherlands
Boston Scientific Ges.m.b.H.                            Austria
Boston Scientific Holland B.V.                          The Netherlands
Boston Scientific Hong Kong Limited                     Hong Kong
Boston Scientific Hungary Trading Limited Liability     Hungary
Company
Boston Scientific Iberica, S.A.                         Spain
Boston Scientific International B.V.                    The Netherlands
Boston Scientific International Corporation             Virgin Islands
Boston Scientific International Distribution Limited    Ireland
Boston Scientific International Holding B.V.            The Netherlands
Boston Scientific International S.A.                    France
Boston Scientific Ireland Limited                       Ireland
Boston Scientific Israel Limited                        Israel
Boston Scientific Japan K.K.                            Japan
Boston Scientific Korea Co., Ltd.                       Korea
Boston Scientific Latin America B.V.                    The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada   Chile
Boston Scientific Limited                               England
Boston Scientific Limited                               Ireland
Boston Scientific Ltd.                                  Canada
Boston Scientific Medizintechnik GmbH                   Germany
Boston Scientific New Zealand Limited                   New Zealand
Boston Scientific Nordic AB                             Sweden
Boston Scientific Puerto Rico, Inc.                     Puerto Rico
Boston Scientific Philippines, Inc.                     Philippines
Boston Scientific Polska Sp. z.o.o.                     Poland
Boston Scientific Pty. Ltd.                             Australia

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Boston Scientific S.p.a.                                Italy
Boston Scientific S.a.r.l.                              Luxembourg
Boston Scientific Scimed, Inc.                          Minnesota
Boston Scientific Switzerland S.a.r.l.                  Switzerland
Boston Scientific TIP Gerecleri Limited Sirketi         Turkey
Boston Scientific Uruguay S.A.                          Uruguay
Boston Scientific de Mexico, S.A. de C.V.               Mexico
Boston Scientific de Venezuela                          Venezuela
Boston Scientific de Brasil                             Brazil
Boston Scientific, S.A.                                 France
Catheter Innovations, Inc.                              Delaware
Corvita Corporation                                     Florida
Corvita Europe S.A.                                     Belgium
Embolic Protection, Inc.                                Delaware
EP Technologies, Inc.                                   California
Forwich Limited                                         Ireland
Heart Technology FSC, Inc.                              Barbados
Interventional Therapeutics Corporation                 California
Interventional Therapeutics International               California
Laboratories Corvita S.A.R.L.                           France
MM Foreign Sales Corporation                            Virgin Islands
Meadox (U.K.) Limited                                   England
Meadox Medicals, Inc.                                   New Jersey
NAMIC International Inc.                                Virgin Islands
Neopharm (2001) Less Invasive Medical Instruments Ltd.  Israel
Nilo Holding SA                                         Switzerland
Norse Ventures B.V.                                     The Netherlands
SCHNEIDER/NAMIC                                         Delaware
SCIMED Life Systems Limited                             England
SCIMED Medizentechnik Gmbh i.L.                         Germany
Schneider (Europe) GmbH                                 Switzerland
Schneider Belgium N.V.                                  Belgium
Schneider Ireland B.V.                                  The Netherlands
Schneider Puerto Rico                                   Delaware
Scimed Life Systems, Inc.                               Minnesota
Symbiosis Corporation                                   Florida
Target Therapeutics International Sales Corporation     Barbados
Target Therapeutics International, Inc.                 California
Target Therapeutics, Inc.                               Delaware